Exhibit 99.1

SEQUOIA MORTGAGE TRUST 2012-1

Written Direction of Securities Administrator to Trustee to Adopt Plan of Liquidation

February 25, 2019

U.S. Bank National Association, as Trustee

Structured Finance

60 Livingston Avenue

EP-MN-WS3D

St. Paul, Minnesota 55107

Attention: Sequoia Mortgage Trust 2012-1

Reference is hereby made to that certain (a) Amended and Restated Pooling and Servicing Agreement, dated as of January 1, 2014 (the “PSA”), by and among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), Wells Fargo Bank, National Association (“Wells Fargo”), as master servicer (in such capacity, the “Master Servicer”), U.S. Bank National Association, as trustee (the “Trustee”) and Citibank, N.A., as securities administrator (the “Securities Administrator”), which amended the original pooling and servicing agreement, dated as of January 1, 2012, by and among the Depositor, the Master Servicer, Wells Fargo as securities administrator, and the Trustee, relating to the Sequoia Mortgage Trust 2012-1 Mortgage Pass-Through Certificates, Series 2012-1 (the “Transaction”), and (b) that certain side letter agreement, dated as of March 21, 2012 (the “Side Letter Agreement”) from the Master Servicer, and acknowledged and agreed to by Redwood Residential Acquisition Corporation (“RRAC”) whereby the Master Servicer agreed to exclusively offer to assign to RRAC any and all such Mortgage Loans available to be acquired pursuant to Wells Fargo’s exercise of its Clean-Up Call Right (as defined below). Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the PSA.

Pursuant to the Clean-up Call Right Purchase Agreement, dated as of January 29, 2019 (the “Purchase Agreement”), by and among the Master Servicer (in such capacity, the “Seller”) and RRAC (in such capacity, the “Purchaser”) RRAC acquired all the right, title and interest of the Master Servicer in and to the Master Servicer’s right, pursuant to Section 7.01(d) of the PSA, to elect to terminate the Trust by purchasing all of the Mortgage Assets and all property acquired in respect of any Mortgage Assets in accordance with the applicable terms of such Section 7.01 and the other terms of the PSA (the “Clean-Up Call Right”).

On or about January 23, 2019, RRAC delivered a notice to the Securities Administrator, pursuant to Section 7.01(d) of the PSA, informing the Securities Administrator that RRAC intends to exercise its right to a Clean-up Call and to terminate the Trust Fund on or around the February Distribution Date.

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Exhibit 99.1

In connection with the Clean-up Call and pursuant to Section 7.01(d) of the PSA, the Securities Administrator hereby directs the Trustee to adopt the plan of liquidation in the form attached hereto as Exhibit A and to sell all Mortgage Loans and all property acquired in respect of any Mortgage Loan to RRAC.

CITIBANK, N.A., as Securities Administrator

/s/ Karen Schluter

Name: Karen Schluter
Title: Vice President

Exhibit 99.1

EXHIBIT A

SEQUOIA MORTGAGE TRUST 2012-1

PLAN OF LIQUIDATION

U.S. Bank National Association, as trustee (the “Trustee”) under that certain Amended and Restated Pooling and Servicing Agreement dated as of January 1, 2014 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor, Citibank, N.A., as securities administrator, Wells Fargo Bank, N.A., as master servicer, and the Trustee, hereby adopts, pursuant to Section 7.03 of the Pooling and Servicing Agreement, a plan of liquidation for each real estate mortgage investment conduit (each, a “REMIC”) formed under the Pooling and Servicing Agreement. Trustee hereby specifies February 25, 2019, as the first day of the 90-day liquidation period. On or within 89 days after February 25, 2019, the Trustee shall sell the mortgage loans and other assets remaining in any REMIC for cash at the Clean-up Call Price and the Securities Administrator shall distribute the cash proceeds of such purchase to the holders of the Certificates in accordance with the Pooling and Servicing Agreement.

The Trustee will cause a copy of this Plan of Liquidation to be attached to the final income tax return of each REMIC formed under the Pooling and Servicing Agreement.

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

Dated: February 25, 2019

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Tamara Schultz-Fugh
Title: Vice President